UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2017, Veracyte, Inc. (the “Company”) and Thyroid Cytopathology Partners, P.A., a Texas professional corporation (“TCP”) entered into an Amended and Restated Pathology Services Agreement (the “Amended Agreement”). The Amended Agreement replaces in full that certain Pathology Services Agreement dated November 12, 2010 between the Company and TCP’s predecessors in interest, Brazos Valley Pathology, P.A. d/b/a Reitpath, as amended by the First Amendment, Second Amendment and Third Amendment (as amended, the “Original Agreement”). Pursuant to the Amended Agreement, TCP has the exclusive right to provide the Company with cytopathology professional services on thyroid FNA samples in the United States at a fixed price per test. The Amended Agreement also provides that TCP may co-locate in a portion of the Company’s facilities in Austin, Texas, and TCP has agreed to reimburse the Company for a proportionate share of the Company's rent and related operating expense costs. TCP can terminate the Amended Agreement, among other reasons, upon the Company’s failure to pay any amounts due under the contract, and either the Company or TCP can terminate the Amended Agreement, among other reasons, upon the insolvency of the other party, breach of the agreement by the other party, termination or breach of the service terms or the suspension or termination of the necessary regulatory licenses and approvals needed to perform the FNA services.
The Amended Agreement is effective until October 31, 2022, and thereafter automatically renews every year unless either party provides notice of intent not to renew at least twelve months prior to the end of the then-current term.
The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 20, 2017

VERACYTE, INC.

		By:	/s/ Keith S. Kennedy
		Name:	Keith S. Kennedy
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)